Exhibit 99.1

MASSBANK Corp.	August 7, 2008
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK Corp. Reports Second Quarter 2008 Earnings Results

READING, MA—(Marketwire)—August 7, 2008 — MASSBANK Corp. (Nasdaq:MASB), the Holding Company for MASSBANK, today reported a net loss of $378,000 or $0.09 in basic and diluted earnings per share for the second quarter of 2008, compared with net income of $1,422,000 or $0.33 in basic and diluted earnings per share in the second quarter of 2007. For the first six months of 2008, the Company had a net loss of $197,000 or $0.05 in basic and diluted earnings per share as compared with net income of $3,503,000 or $0.81 in basic and $0.80 in diluted earnings per share for the first six months of 2007. The results for the second quarter of 2008 compared to the second quarter of 2007 were adversely affected by a decline of $1,584,000 in net interest income, an increase in securities losses of $578,000 and one-time merger expenses of $258,000 associated with the Company’s merger with Eastern Bank. The decline in net interest income was principally due to changes in the Company’s investment portfolio as the Company increased the liquidity of the portfolio as called for by the merger agreement with Eastern Bank. Consistent with the merger agreement, the percentage of the Company’s total assets consisting of short-term investments and term Federal funds sold increased from 26.2% on June 30, 2007 to 47.0% on June 30, 2008.

Balance Sheet

The Company’s total assets decreased $33.9 million to $783.0 million at June 30, 2008 from $816.9 million at June 30, 2007. Deposits decreased $31.2 million or 4.4% year-over-year from $704.6 million at June 30, 2007 to $673.4 million at June 30, 2008 due in part to increased competition for relatively expensive short-term deposits. Stockholders’ equity was $105.2 million at June 30, 2008, representing a book value of $24.85 per share. This compares to $107.3 million at June 30, 2007 representing a book value of $24.83 per share.

The Company’s non-accrual loans are near historical lows totaling $26,000 at June 30, 2008 representing 0.01% of total loans. This compares to $192,000 representing 0.10% of total loans at June 30, 2007. At June 30, 2008, the Bank’s allowance for loan losses totaled $1.411 million representing 0.69% of total loans compared to $1.372 million representing 0.69% of total loans at June 30, 2007. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $302,000 at June 30, 2008 compared to $345,000 a year earlier. This is intended to protect the bank against loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Stockholder approval of Merger

As previously announced, the Company’s stockholders approved on July 15, 2008 the Company’s merger with Eastern Bank Corporation. The merger remains subject to regulatory approvals. The merger is expected to close during the third quarter of 2008.

August 7, 2008

Page Two

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including but not limited to the following: (1) changing economic conditions; (2) movements in interest rates; (3) the credit environment; (4) levels of activity in the capital markets, including the stock and bond market; (5) changes in the levels of non-performing assets; (6) changes in the competitive pricing pressures within the Company’s market which may result in an increase in the Company’s cost of funds, changes in loan originations, a change in deposits and assets; (7) adverse legislative and regulatory developments; (8) a significant decline in residential real estate values in the Company’s market area; (9) adverse impacts resulting from the continuing war on terrorism; (10) a significant increase in employee benefit costs; (11) the impact of changes in accounting principles; (12) the impact of inflation or deflation; (13) the disruption to the Company’s business as a result of the announcement and pending merger with Eastern Corporation, including the Company’s ability to retain depositors and loan relationships and key personnel; and (14) the Company’s success at managing the risks involved in the foregoing and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007. In addition, the completion of the previously announced merger with Eastern Corporation is subject to numerous risks and uncertainties, including: (a) the risk the Company will be unable to satisfy all of the closing conditions set forth in the merger agreement; and (b) the possibility that the Company may not obtain the necessary state and federal regulatory approvals to consummate the merger or that an adverse regulatory condition will be imposed in connection with those approvals.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

August 7, 2008

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
For the Period Ended
Total interest and dividend income	$7,295	$10,056	$16,057	$20,035
Total interest expense	4,115	5,292	8,862	10,480

Net interest income	3,180	4,764	7,195	9,555
Provision (credit) for loan losses	15	(10)	43	(10)

Net interest income after provision (credit) for loan losses	3,165	4,774	7,152	9,565
Gains (losses) on securities, net	(584)	(6)	83	1,128
Other non-interest income	255	461	525	817
Non-interest expense	3,460	3,091	8,068	6,191
Income tax expense (benefit)	(246)	716	(111)	1,816

Net income (loss)	$(378)	$1,422	$(197)	$3,503

Weighted Average Common Shares Outstanding
Basic	4,233,079	4,331,823	4,237,508	4,333,696
Diluted	4,270,506	4,356,972	4,271,290	4,359,200

Per Common Share
Earnings (loss):
Basic	$(0.09)	$0.33	$(0.05)	$0.81
Diluted	(0.09)	0.33	(0.05)	0.80
Cash dividends paid	0.29	0.28	0.58	0.56
Book value (period end)			24.85	24.83

Ratios (1)
Return on average assets	(0.19)%	0.69%	(0.05)%	0.85%
Return on average equity	(1.42)	5.28	(0.37)	6.53
Net interest margin	1.66	2.40	1.87	2.39
Total equity to assets (period end)			13.43	13.13

	At June 30,
	2008	2007
At Period End
Assets	$783,031	$816,948
Deposits	673,436	704,583
Total loans	203,679	198,458
Stockholders’ equity	$105,172	$107,252
Common shares outstanding	4,233,079	4,319,554

Asset Quality
Non-accrual loans	$26	$192
Real estate acquired through foreclosure	—	—

Total non-performing assets	$26	$192
Allowance for loan losses	$1,411	$1,372

Percent of non-accrual loans to total loans	0.01%	0.10%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

August 7, 2008

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At June 30, 2008	At June 30, 2007
Assets:
Cash and due from banks	$7,476	$7,100
Short-term investments	318,183	174,006

Total cash and cash equivalents	325,659	181,106
Term federal funds sold	50,000	40,000
Securities available for sale, at fair value (amortized cost of $117,010 in 2008 and $138,029 in 2007)	117,338	136,144
Securities held to maturity, at amortized cost (market value of $7,193 in 2008 and $4,945 in 2007)	7,257	5,188
Trading securities, at fair value:	63,522	236,985
Loans:
Mortgage loans	194,722	188,558
Other loans	8,957	9,900

Total loans	203,679	198,458
Allowance for loan losses	(1,411)	(1,372)

Net loans	202,268	197,086

Premises and equipment	8,368	8,119
Real estate held for resale	—	425
Accrued interest and income receivable	2,194	4,252
Goodwill	1,090	1,090
Income tax receivable, net	223	19
Deferred income tax asset, net	1,191	3,349
Other assets	3,921	3,185

Total assets	$783,031	$816,948

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$73,247	$74,446
Savings	312,694	323,168
Time certificates of deposit	287,495	306,969

Total deposits	673,436	704,583
Escrow deposits of borrowers	975	921
Allowance for loan losses on off-balance sheet credit exposures	302	345
Other liabilities	3,146	3,847

Total liabilities	677,859	709,696

Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,900,942 and 7,871,017 shares issued in 2008 and 2007, respectively	7,901	7,871
Additional paid-in capital	59,410	58,430
Retained earnings	105,016	105,893

	172,327	172,194
Treasury stock at cost 3,667,863 and 3,551,463 shares in 2008 and 2007, respectively	(67,673)	(63,519)
Accumulated other comprehensive income (loss)	518	(1,423)
Shares held in rabbi trust at cost, 20,194 and 18,944 shares in 2008 and 2007, respectively	(503)	(458)
Deferred compensation obligation	503	458

Total stockholders’ equity	105,172	107,252

Total liabilities and stockholders’ equity	$783,031	$816,948

August 7, 2008

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	June 30, 2008	June 30, 2007
Interest and dividend income:
Mortgage loans	$2,544	$2,603
Other loans	152	198
Securities available for sale:
Mortgage-backed securities	1,544	1,729
Other securities	30	32
Mortgage-backed securities held to maturity	106	68
Trading securities	856	2,639
Federal funds sold	1,233	2,200
Other investments	830	587

Total interest and dividend income	7,295	10,056

Interest expense:
Deposits	4,115	5,292

Total interest expense	4,115	5,292

Net interest income	3,180	4,764
Provision (credit) for loan losses	15	(10)

Net interest income after provision (credit) for loan losses	3,165	4,774

Non-interest income:
Deposit account service fees	69	81
Gains (losses) on securities available for sale, net	(18)	203
Losses on trading securities, net	(566)	(209)
Option fees	—	75
Deferred compensation plan income (loss)	(20)	84
Other	206	221

Total non-interest income	(329)	455

Non-interest expense:
Salaries and employee benefits	1,941	1,856
Deferred compensation plan expense (income)	—	108
Occupancy and equipment	520	494
Data processing	129	141
Professional services	243	113
Merger related expense	258	—
Advertising and marketing	22	36
Deposit insurance	34	28
Other	313	315

Total non-interest expense	3,460	3,091

Income (loss) before income taxes	(624)	2,138
Income tax expense (benefit)	(246)	716

Net income (loss)	$(378)	$1,422

Weighted average common shares outstanding:
Basic	4,233,079	4,331,823
Diluted	4,270,506	4,356,972
Earnings (loss) per share (in dollars):
Basic	$(0.09)	$0.33
Diluted	(0.09)	0.33

August 7, 2008

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Six Months Ended
	June 30, 2008	June 30, 2007
Interest and dividend income:
Mortgage loans	$5,034	$5,279
Other loans	313	391
Securities available for sale:
Mortgage-backed securities	3,133	3,535
Other securities	57	63
Mortgage-backed securities held to maturity	221	137
Trading securities	2,521	5,276
Federal funds sold	3,102	4,380
Other investments	1,676	974

Total interest and dividend income	16,057	20,035

Interest expense:
Deposits	8,778	10,480
Borrowed funds	84	—

Total interest expense	8,862	10,480

Net interest income	7,195	9,555
Provision (credit) for loan losses	43	(10)

Net interest income after provision (credit) for loan losses	7,152	9,565

Non-interest income:
Deposit account service fees	146	164
Gains (losses) on securities available for sale, net	(63)	288
Gains on trading securities, net	146	840
Option fees	75	150
Deferred compensation plan income (loss)	(69)	109
Other	373	394

Total non-interest income	608	1,945

Non-interest expense:
Salaries and employee benefits	3,881	3,740
Deferred compensation plan expense (income)	(21)	156
Occupancy and equipment	1,113	1,025
Data processing	278	287
Professional services	912	241
Merger related expense	1,161	—
Advertising and marketing	60	69
Deposit insurance	60	56
Other	624	617

Total non-interest expense	8,068	6,191

Income (loss) before income taxes	(308)	5,319
Income tax expense (benefit)	(111)	1,816

Net income (loss)	$(197)	$3,503

Weighted average common shares outstanding:
Basic	4,237,508	4,333,696
Diluted	4,271,290	4,359,200
Earnings (loss) per share (in dollars):
Basic	$(0.05)	$0.81
Diluted	(0.05)	0.80